Exhibit 99.3

CRESTWOOD MIDSTREAM PARTNERS LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial statements and accompanying financial information of Crestwood Midstream Partners LP (Crestwood Midstream) for the year ended December 31, 2014 were derived from (i) the audited consolidated financial statements of Crestwood Midstream for the year ended December 31, 2014, included in its Annual Report on Form 10-K; and (ii) the audited consolidated financial statements of Crestwood Operations LLC (Crestwood Operations) for the year ended December 31, 2014 included as Exhibit 99.1 to this Current Report on Form 8-K/A.

The unaudited pro forma condensed consolidated financial information of Crestwood Midstream reflects the pro forma impact of Crestwood Equity Partners LP’s (CEQP) contribution of 100% of its interest in Crestwood Operations to Crestwood Midstream (the Contribution).  The historical financial statements have been adjusted in the pro forma financial statements to give effect to events that are (i) directly attributable to the transaction; (ii) factually supportable; and (iii) with respect to the statement of operations, expected to have a continuing impact on Crestwood Midstream’s operations.  Crestwood Midstream controls the operating and financial decisions of Crestwood Operations subsequent to the contribution by Crestwood Equity and as a result, Crestwood Midstream consolidates the operations of Crestwood Operations.  Crestwood Midstream accounted for the contribution as a reorganization of entities under common control and the accounting standards related to such transaction requires Crestwood Midstream to record the assets and liabilities of Crestwood Operations at CEQP’s carrying value.  Crestwood Midstream retroactively adjusted its historical results for the Contribution as presented in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2015, and, as such, the unaudited pro forma financial statements do not include a pro forma balance sheet as of September 30, 2015 and a pro forma income statement for the nine months ended September 30, 2015.

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2014 reflects the Contribution as if occurred on January 1, 2014.  The unaudited pro forma condensed consolidated financial statement is for illustrative purposes only and is not necessarily indicative of the financial results that would have occurred if the transaction had been completed as of the date indicated.  In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future operating results of Crestwood Midstream.  Future results may vary significantly from the results reflected because of various factors.  The pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma condensed financial information.

CRESTWOOD MIDSTREAM PARTNERS LP
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2014
(In millions)

	Crestwood Midstream Partners LP Historical	Crestwood Operations LLC	Other Adjustments		Crestwood Midstream Partners LP Pro Forma

Revenues	$2,565.5	$1,366.6	$(14.6	)(a)	$3,917.5

Expenses
Costs of product/services sold (excluding depreciation, amortization and accretion as shown below)	1,937.5	1,231.9	(14.6	)(a)	3,154.8
Operations and maintenance expenses	139.0	56.4	—		195.4
General and administrative expenses	85.4	6.4	—		91.8
Depreciation, amortization and accretion	221.7	32.7	—		254.4
Other operating expenses	91.0	70.9	(69.4	)(b)	92.5
	2,474.6	1,398.3	(84.0)		3,788.9

Operating income (loss)	90.9	(31.7)	69.4		128.6

Loss from unconsolidated affiliates, net	(0.7)	—	—		(0.7)
Interest and debt expense	(111.4)	(0.1)	—		(111.5)
Income (loss) before income taxes	(21.2)	(31.8)	69.4		16.4
Provision for income taxes	0.7	0.2	—		0.9
Net income (loss)	(21.9)	(32.0)	69.4		15.5
Net loss attributable to non-controlling partners	(16.8)	—	—		(16.8)
Net income (loss) attributable to Crestwood Midstream Partners LP	(38.7)	(32.0)	69.4		(1.3)
Net income (loss) attributable to Class A preferred units	(17.2)	—	—		(17.2)
Net income (loss) attributable to partners	$(55.9)	$(32.0)	$69.4		$(18.5)

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

CRESTWOOD MIDSTREAM PARTNERS LP
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

Note 1 - Pro Forma Adjustments

Unaudited Pro Forma Condensed Consolidated Statements of Operations Adjustments

(a)   Reflects the elimination of intercompany revenues and costs of products/services sold.

(b)   Reflects the elimination of the goodwill impairment related to Crestwood Operations’ reporting units.  The accounting standard related to goodwill requires subsidiary goodwill to be tested for impairment at the subsidiary level using the subsidiary’s reporting units.  If a goodwill impairment is recognized at the subsidiary level, goodwill of the reporting units at the higher consolidated level must also be tested for impairment.  Based on the goodwill analysis performed at December 31, 2014 for Crestwood Midstream’s reporting units, the goodwill related to the reporting unit of which Crestwood Operations’ reporting unit’s goodwill is combined, did not recognize an impairment for the year ended December 31, 2014, and as such, the impairment recognized by Crestwood Operations for the year ended December 31, 2014 is eliminated in the unaudited pro forma condensed combined statement of operations as it was not impaired at the Crestwood Midstream reporting level.